EXHIBIT 99.2

Exponent Declares Regular Quarterly Dividend for Q3 2026 and Increases Stock Repurchase Authorization by $50 Million

MENLO PARK, Calif., July 30, 2026 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq: EXPO) today announced that its Board of Directors has declared a quarterly cash dividend of $0.31 per share of common stock to be paid on September 18, 2026, to all common stockholders of record as of September 4, 2026.

Exponent has paid, and expects to continue to pay, quarterly dividends each year in March, June, September, and December. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of Exponent’s Board of Directors.

In addition, Exponent’s Board of Directors increased the Company’s authority to repurchase shares of its common stock by $50 million.

“Our quarterly dividend and increased share repurchase authorization reflects the strength and durability of Exponent’s business model and our disciplined approach to capital allocation,” commented Dr. Catherine Corrigan, Chief Executive Officer. “Supported by our strong financial foundation and differentiated market position, we remain committed to returning capital to shareholders while investing in long-term growth opportunities.”

About Exponent

Exponent brings together 90+ technical disciplines and 950+ consultants to help our clients navigate the increasing complexity of more than a dozen industries, connecting decades of pioneering work in failure analysis to develop solutions for a safer, healthier, more sustainable world.

Exponent’s consultants deliver the highest value by leveraging multidisciplinary expertise and resources from across Exponent’s offices in North America, Asia, and Europe. Exponent’s consultants, laboratories, and integrated technical platform work seamlessly together around the globe, enabling us to produce the breakthrough insights needed to help multinational companies, startups, law firms, insurance companies, governments, and society respond to incidents and push their products and processes forward at speed.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

Forward Looking Statements

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. When used in this document and in the documents incorporated herein by reference, the words “intend,” “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in generally applicable and industry-specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.